Exhibit 99.2 Corporate Presentation August 2024

Forward-looking Statement This presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, the potential regulatory path forward for tebipenem HBr and the potential approval of tebipenem HBr by the U.S. Food and Drug Administration (FDA) and the timing thereof; the potential commercialization of tebipenem HBr and its future value, the potential receipt of milestone payments and royalties on future sales of tebipenem HBr under the GlaxoSmithKline Intellectual Property (No. 3) Limited (GSK) license agreement; the Company’s cash runway; the future development and commercialization of SPR206 and SPR720; the potential number of patients who could be treated by tebipenem HBr and SPR720 and market demand for tebipenem HBr and SPR720 generally; the effectiveness of tebipenem HBr and its potential impact on healthcare resource utilizations; the anticipated shift in treating patients from intravenous to oral administration; the initiation, timing, progress and results of the Company’s preclinical studies and clinical trials and its research and development programs, including management’s assessment of such results; the timing of the availability of data from the Company’s clinical trials; the timing of the Company’s filings with regulatory agencies; product candidate benefits; competitive position; business strategies; objectives of management; potential growth opportunities; potential market size; reimbursement matters; possible or assumed future results of operations; projected costs and the availability of additional non-dilutive funding from governmental agencies beyond any initially funded awards. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. All statements other than statements of historical facts contained in this presentation are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward- looking statements as a result of various factors, including whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether the FDA will require any additional clinical data or place labeling restrictions on the use of tebipenem HBr that would add costs for the Company, delay approval and/or reduce the commercial prospects of tebipenem HBr; the Company’s need for additional funding; the lengthy, expensive, and uncertain process of clinical drug development; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the ability to develop and commercialize the Company’s product candidates, if approved; the Company’s ability to retain key personnel; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials and whether preliminary data from the Company’s clinical trials will be predictive of final results from such trials; the Company’s dependence on raising capital and whether the Company’s product candidates will advance through the preclinical development and clinical trial process on a timely basis, or at all, taking into account such factors as the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design, clinical data requirements and clinical outcomes; whether the results of such clinical trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; decisions made by the FDA and equivalent foreign regulatory agencies with respect to the development and commercialization of the Company’s product candidates; the commercial potential of the Company’s product candidates; the Company’s ability to obtain adequate third-party reimbursement for its product candidates; whether the Company will satisfy all of the pre-conditions to receipt of the milestone payments under its various license and collaboration agreements; the Company’s ability to implement its strategic plans; the Company’s ability to obtain, maintain and enforce intellectual property and other proprietary rights for its product candidates; the risks and uncertainties related to market conditions; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” section of the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC), and risks described in other filings the Company may make with the SEC in the future. The forward-looking statements included in this presentation represent the Company’s views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this presentation. 2

Developing Therapies for Rare and Multi-drug Resistant Infectious Diseases Diversified clinical-stage portfolio SPR720, positioned for near-term inflection • Potential novel, oral, first-line treatment for • Indications with high unmet need in addressable non-tuberculous mycobacterial pulmonary disease patient populations (NTM-PD) • Late-stage development pipeline • Rare disease with ~245,000 diagnosed patients in • Focused on oral, small molecule drugs 1 developed markets • Orphan drug and/or QIDP designations • No approved first-line therapies • Strong global intellectual property • Proof-of-concept data anticipated in 4Q 2024 Supported by world class partnerships Partnership milestones, cash and cash equivalents, expected to provide runway into late 2025 NTM-PD: non-tuberculous mycobacterial pulmonary disease; QIDP: qualified infectious disease product 3 1.Winthrop KL, et al. Ann Am Thorac Soc 2020; 17:178-85 and Spero internal analysis.

Maturing Pipeline with Differentiated Clinical Assets Anticipated Milestone Wholly Owned Asset Indication Preclinical Phase 1 Phase 2 Phase 3 First-line Preliminary Data SPR720 NTM-PD (4Q 2024) Partnered Assets Tebipenem HBr Complete Enrollment cUTI (2H 2025) Worldwide Rights (ex. Asia) SPR206 1 Initiate Phase 2 HABP/VABP China OUS, excl. China Spero Retains Rights in United States Non-dilutive Funding Alliances: NTM-PD: non-tuberculous mycobacterial pulmonary disease; cUTI: complicated urinary tract infection; HABP: hospital-acquired bacterial pneumonia; VABP: ventilator-associated bacterial pneumonia 4 1. Contingent on non-dilutive funding availability.

SPR720

NTM-PD: Chronic Debilitating Disease with 5-year All-cause Mortality Rate of 35%

NTM Species
M. avium complex (80-85%)
M. abscessus
M. xenopi
M. fortuitum
M. kansasii
M. malmoense
M. simiae

Patient Characteristics


Structural lung disease
Immuno-compromised
Exposure to NTM bacteria (e.g. water, soil)

Sign/Symptom	Frequency (%)
Fatigue	83
Cough	78
Sputum (phlegm)	67
Short of breath	65
Night sweats	54
Fever	44
Hemoptysis	29
Weight loss	3.7 ± 5.2 kg

Progressive Lung Damage



Patients Need an Effective Oral Therapy Early in Their Disease Journey

SPERO THERAPEUTICS

NTM: non-tuberculous mycobacteria; NTM-PD: NTM pulmonary disease
Marras TK, et al. Respir Med 2018; 145:80-88. Kim RD, et al. Am J Respir Crit Care Med 2008; 178:1066-74; mortality rate represents midpoint of published range.

6

NTM-PD Patient Journey To Diagnosis Leads to Sub-optimal Treatment Choices

No approved oral first-line treatment for NTM-PD patients
Arikayce® currently in Phase 3 study for inhaled administration

Environmental exposure to MAC → Pre-existing risk factors lead to MAC colonization in pulmonary tissue → Clinical manifestations emerge and worsen over time → Diagnosis primarily by pulmonologists (mostly at specialized treatment centers)

- Non-cavitary form (~80%) → Azythromycin + Ethambutol + Rifampin
- Cavitary form (~20%) → Azythromycin + Ethambutol + Rifampin +/- IV Amikacin

Guidelines-based 1L SOC aims to reduce microbial burden measured by SCC

Lack of Effective Outcomes

- Sputum culture conversion occurs in up to 67% of patients receiving a susceptibility-based treatment
- Even when culture conversion is achieved, recurrence occurs in up to 50% of patients

Safety/Intolerability

- Azithromycin: QT prolongation, GI intolerability (nausea, vomiting, bloating, abdominal pain), increasing resistance
- Ethambutol: Optic neuritis, hepatotoxicity, peripheral neuropathy
- Rifampin: Hepatotoxicity, GI intolerability, immunologic reactions, drug-drug interactions

Unmet Medical Need: Better Tolerability and Effectiveness, Fewer Drug-Drug Interactions, Shorter Therapy Duration

SPERO THERAPEUTICS

1L: first line; GI: gastrointestinal; MAC: *Mycobacterium avium* complex; NTM-PD: nontuberculous mycobacterial pulmonary disease; SCC: sputum culture conversion (to negative); SOC: standard of care
Non-Tuberculous Mycobacterial (NTM) Lung Infection Public Meeting: October 15, 2015; Report Date: April 2016. Hamed KA and Tillotson G. Expert Rev Respir Med 2023;17:973-88.

7

Strong NTM-PD Patient Community Voices Unmet Therapeutic Need If your treatment could change one thing about your “Less Coughing, less shortness of NTM lung infection, what would that be? breath, less fatigue” Improved Quality of Life 97% 97% “I am most concerned with TOTAL lung health … getting this infection under control means I am less likely Increased Energy/Less Fatigue 84% 84% to have exacerbations that in turn require additional antibiotics in the Culture Conversion 72% 72% future” Reduced Coughing 53% 53% “Get rid of the bleeding, get rid of the mucous, get rid of the NTM” Improvement of Dyspnea 42% 42% 1 N=465 US patients with NTM-PD NTM: non-tuberculous mycobacteria; NTM-PD: NTM pulmonary disease 8 1. Flume PA, et al. Chest 2021; 159:537-43.

SPR720 For Treatment-naïve and Treatment-experienced Non-refractory Patients

- Diagnosed patient opportunity estimated to be ~245,000 across US, Europe*, and Japan[1]
- Increasing prevalence estimated at 6–10% annually in the US[2]


US: ~95,000
Europe: ~15,000
Japan: ~135,000


Once diagnosed, up to 50% of patients are treated with guidelines-based therapy[2]
41% continue at 6 months
18% continue at 12 months
11% continue at 18 months

SPR720 Aims to be the Principal Foundation to a First-line SOC Combination Drug Regimen for NTM-PD

*Europe refers to Germany, United Kingdom, Italy, Netherlands and France. NTM-PD: non-tuberculous mycobacterial pulmonary disease; SOC: standard of care
1.Winthrop KL, et al. Ann Am Thorac Soc 2020; 17:178-85 and Spero internal analysis. 2. Hamed KA and Tillotson G. Expert Rev Respir Med 2023;17:973-88.

9

SPR720 Well-positioned to Address Unmet Patient Needs in First-line Setting

Improve first-line SOC regimen

- ✓ Potency against multiple NTM pathogens, including MAC and *M. abscessus*[1]
- ✓ Novel mechanism of action for NTM-PD, with no evidence of cross resistance against marketed antibiotics[1]
- ✓ Low propensity for selection of resistance[2]
- ✓ Data support potential for efficacy, lung macrophage penetration, and safety/tolerability
- ✓ May be administered with or without food
- ✓ Composition of matter patent through 2032
- ✓ Granted Orphan Drug, QIDP and Fast Track designations

SPERO THERAPEUTICS

M.: *Mycobacterium*; MAC: *Mycobacterium avium* complex; NTM: non-tuberculous mycobacteria; SOC: standard of care; QIDP: qualified infectious disease product

1. Brown-Elliott BA, et al. Antimicrob Agents Chemother. 2018; 62:e01503-18. 2. Aragaw WW, et al. Microbiol Spectr 2022;10:e0132121.

10

SPR720 is an Aminobenzimidazole, a Novel Pharmacophore • Oral, small molecule Gyrase B inhibitor • Novel mechanism of action for NTM-PD, not Oral exploited by current antibiotics absorption • No cross resistance to current SOC agents • Low propensity for selection of resistance • Penetrates lung macrophages • Differentiated advantages • In vitro: Activity against MAC, MAB and other NTM species including macrolide-resistant MAC • In vivo: Reduction of MAC pulmonary burden, best when combined with SOC agents Active moiety Phosphate ester prodrug 11

Novel Mechanism of Action Not Exploited by Existing Antibiotics for NTM-PD

- SPR719, active moiety of SPR720 pro-drug, inhibits ATPase activity of bacterial DNA gyrase B
  - DNA gyrase B is distinct from gyrase A, the target of fluoroquinolones
- Blocks introduction of negative supercoils in DNA and traps chromosome in a positively charged state that impacts cell physiology and division
- Inhibits bacterial DNA synthesis resulting in death of bacterial cell


2 ATP
GyrB inhibitors
ATPase
TOPRIM
GyrB
GyrA
fluoroquinolones

SPERO THERAPEUTICS
ATPase: F0F1-ATP Synthase; TOPRIM: Topoisomerase-primase domain
Winthrop KL, et al. Expert Rev Anti Infect Ther 2023; 21:1177-87.
12

In vitro Data Demonstrate Potent Activity Against Range of NTM Species NTM Species N SPR719 MIC (mg/L) Amikacin MIC (mg/L) 90 90 M. avium complex 41 2 32 M. abscessus subsp. abscessus 30 4 16 M. abscessus subsp. massiliense 10 2 16 M. chelonae 10 4 32 M. fortuitum group 10 1 ≤1 M. immunogenum 10 8 16 M. simiae 10 2 16 MIC : minimum inhibitory concentration at which 90% of isolates were inhibited; NTM: non-tuberculous mycobacteria; SPR719 is the active moiety of the prodrug SPR720 and is used for in vitro testing. 90 13 Brown-Elliott BA, et al. Antimicrob Agents Chemother 2018; 62:e01503-18.SPR720, Investigator Brochure Edition 5; 07Apr2022.

In Vivo Data Demonstrate Increased Potency When Combined with SOC

SPR720 as monotherapy and in combination with SOC agents

- SPR720 monotherapy activity and dose response
- Improved efficacy of current SOC combination regimen



SPR720 Monotherapy
CLR +/- EMB +/-SPR720
Log10 CFU in the Lung
8
6
4
2
+++
++
+
+
+
+
-
-
-
Untreated
D60
10 QD
30 QD
50 BID
100 QD
SPR720 (mg/kg/day)
CLR
CLR 720₃₀
CLR EMB
CLR EMB 720₃₀

SPERO THERAPEUTICS

BID: twice daily; CFU: colony forming units; CLR: clarithromycin; EMB: ethambutol; SOC: standard of care; QD: once daily

Cotroneo N, et al. J Antimicrob Chemother 2024; doi: 10.1093/jac/dkae046. Online ahead of print.

14

Phase 1 SAD/MAD: Dose Response Observed With No Evidence Of Food Effect Mean plasma concentration-time curves following single ascending dosing (SAD) of SPR720 MAD: multiple ascending dose; SAD: single ascending dose 15 Talley AK, et al. Antimicrob Agents Chemother 2021; 65:e0120821.

Phase 1 SAD/MAD Study in 96 HV: Favorable Safety/Tolerability Profile • SAD (100 to 2000 mg) • MAD evaluated over 7 days (500 and 1000 mg) and over 14 days (500, 1000 and 1500 mg) • Dose-dependent increase in plasma exposure observed • No SAEs reported; generally well tolerated at doses up to 1000 mg • One discontinuation of study drug at 1500 mg dose: Grade 2 pancreatic enzyme elevation that was asymptomatic, monitorable and reversible SPR720 is Generally Well-tolerated with Predicted Therapeutic Exposures Attainable with 500 to 1000 mg HV: Healthy Volunteers; GI: gastrointestinal; MAD: multiple ascending dose; SAD: single ascending dose; SAE: serious adverse event 16 Talley AK, et al. Antimicrob Agents Chemother 2021; 65:e0120821.

Phase 2a Designed to Achieve Proof-of-Concept Study SPR720-202 (NCT05496374): Phase 2a study in NTM-PD A Study to Evaluate the Efficacy, Safety, Tolerability, and Pharmacokinetics of SPR720, as Compared With Placebo for the Treatment of Participants With Mycobacterium avium Complex (MAC) Pulmonary Disease Treatment Population Five Treatment Arms Endpoints Primary Endpoint: Placebo patients 1. The rate of change in log Colony Forming Units randomized 10 SPR720 (500 mg) 1:1:1 per milliliter (CFU/ml) Treatment-naïve/experienced (non-refractory) (blinded) SPR720 (1000 mg) patients with NTM due to M. avium complex Secondary Endpoints: 1. The rate of change in time to positivity (TTP) 25 patients enrolled SPR720 (1000 mg) Intense PK sub-study 56 Days of Dosing 2. Safety & tolerability (open label) SPR720 (500 mg BID) 3. Plasma PK 17 BID: twice daily; MAC: Mycobacterium avium complex; NTM-PD: non-tuberculous mycobacterial pulmonary disease; PK: pharmacokinetics

Comprehensive Data Set Anticipated in 4Q 2024 We anticipate a robust dataset to inform the registrational path for SPR720 as first-line therapy for NTM-PD • Microbiological response to demonstrate anti-NTM activity in patients • PK in patients • Intrapulmonary PK from bronchoalveolar lavage (BAL) study, in healthy volunteers • Determine PK of co-administered SPR720, azithromycin and ethambutol in healthy volunteers • Expand safety/tolerability profile demonstrated in prior studies 18 BAL: bronchoalveolar lavage; NTM: non-tuberculous mycobacteria; NTM-PD: NTM pulmonary disease; PK: pharmacokinetics

SPR720 Well Positioned to Become the Foundation of First-line NTM-PD Therapy

Key Attribute*	SPR720 SPRO	Epatraborole ANTX	Arikayce INSM	MNKD101 MNKD
Novel MOA	✓	✓	X	X
Low Propensity for Resistance	✓	X[1]	✓	?
MAC MIC_{90} ≤2 mg/L	✓	X[2]	X[3]	✓
Macrolide-Resistant MAC Activity	✓	?	✓	✓
Oral Administration	✓	✓	X	X
No Food Effect	✓	✓	*N/A*	*N/A*

** The above table describes features of different first-line, pre-commercial, NTM-PD therapies and is based on publicly available data. It does not represent the results of head-to-head comparison studies.*

SPERO THERAPEUTICS

MOA: mechanism of action; MAC: *Mycobacterium avium* complex; MIC: minimum inhibitory concentration; MIC_{90}: MIC at which 90% of isolates were inhibited; *N/A*: not applicable

1. O'Dwyer K. et al. Antimicrob Agents Chemother 2015; 59:289-98. 2.White TK et al. Open Forum Infect Dis 2023;10(Suppl 2):ofad500.1758. 3.Brown-Elliott BA, et al. Antimicrob Agents Chemother 2018; 62:e01503-18.

19

Tebipenem HBr Oral Carbapenem

cUTI Patients Often Cycle through Multiple Therapies


1st line Oral
2nd line Oral
(Resistant/Failed)
IV Therapy/
3rd line Oral
(Resistant/Failed)
IV
Carbapenem
Piperacillin/
tazobactam
2nd+ line
Oral
(Resistant/
Failed)

Lack of effective oral treatment options has resulted in increased…

- Outpatient visits
- Emergency department visits
- Unwarranted outpatient IV use
- Unnecessary hospitalizations
- Hospital days
- Home health and long-term care stays post-hospitalization

Tebipenem Focus: cUTI

- Annual cUTI treatment episodes estimated to be 3.4M[1]

IV: intravenous; tebipenem HBr: tebipenem pivoxil hydrobromide (formerly SPR994); UTI: urinary tract infection
1. GSK Epidemiology data - fy-2023-epidemiology-report.xlsx (live.com)

SPERO THERAPEUTICS
21

Tebipenem HBr: Potentially Differentiated Oral Therapy for cUTI, if Approved

Potential first-to-market oral carbapenem

- Potential treatment of complicated UTI in the outpatient setting
- Broad prescriber base beyond infectious disease specialists
- Robust IP through 2038
- QIDP designation

Phase 3 enrolling

- PIVOT-PO trial protocol approved under FDA Special Protocol Assessment (SPA)
- Enrollment began with "First Patient, First Dose" in Q4 2023

Global commercial partnership

- Out-licensed global commercial rights (except Japan and certain other Asian countries) to GSK
- Robust financial terms including potential developmental, regulatory, and commercial milestones, as well as tiered sales royalties

SPERO THERAPEUTICS

IP: intellectual property; tebipenem HBr: tebipenem pivoxil hydrobromide (formerly SPR994); QIDP: qualified infectious disease product; SPA: Special Protocol Assessment (by FDA); UTI: urinary tract infection

22

Phase 3 Clinical Trial PIVOT-PO: Pivotal Design

Study Tebipenem HBr (NCT06059846): Phase 3 Clinical Trial in cUTI

A Phase 3, Randomized, Double-blind, Double-dummy, Multi-center Study to Assess the Efficacy and Safety of Orally Administered Tebipenem Pivoxil Hydrobromide (TBP-PI-HBr), Compared to Intravenously Administered Imipenem-cilastatin in Patients with Complicated Urinary Tract Infection (cUTI) or Acute Pyelonephritis (AP)

Treatment Population	Two Treatment Arms	Endpoints
Patients with a diagnosis of cUTI or AP Approximately 2648 patients (Stratified by age, baseline diagnosis, etc.) 7-10 Days of Dosing	1. TBP-PI-HBR (600 mg) orally and "dummy" infusion IV, every 6 hours, days 1-10 (n=1324) 2. Imipenem-cilastatin (500 mg) IV and matched "dummy" tablets, orally every 6 hours, days 1-10, (n=1324)	Primary Endpoint: 1. Overall response at TOC in micro-ITT population Primary Analysis: 1. Assessment of non-inferiority (NI) in micro-ITT population, based on a 10% NI margin

Negotiated FDA Special Protocol Assessment Agreement (SPA):

The FDA has indicated that positive and persuasive results from PIVOT-PO, along with previously completed studies, could be sufficient to support approval of tebipenem HBr as a treatment for cUTI, including pyelonephritis, for a limited use indication

SPERO THERAPEUTICS

AP: acute pyelonephritis; cUTI: complicated urinary tract infection; NI: non-inferiority; TBP-PI-HBr/tebipenem HBr: tebipenem pivoxil hydrobromide (formerly SPR994)

23

Exclusive License Agreement with GSK for Tebipenem HBr and Equity Investment Global Collaboration (ex-Asia) • GSK received exclusive license to obtain regulatory approval and commercialize tebipenem HBr in all territories, except Japan and certain other Asian countries (Meiji Seika Territories) • Spero is responsible for execution and costs of the tebipenem HBr Phase 3 in the United States • GSK is responsible for the execution and costs of commercial activities for tebipenem HBr in the United States, as well as all development and commercial activities in territories outside of United States (not including Meiji Seika Territories) • Transaction closed November 7, 2022 Financial Terms ü Received $66 Million upfront and $9 Million in common stock investment ü Received $30 Million upon SPA agreement with the FDA ü Upon FPFD, Spero qualified to receive $95 Million in development milestones payable in equal installments over two years • Spero eligible to receive up to $400 Million in additional potential regulatory, commercial and sales milestone payments • $25 Million to be paid upon GSK’s submission of tebipenem HBr’s New Drug Application (NDA) • Up to $150 million in potential commercial milestones based on first commercial sales (US/EU) • Up to $225 million in sales related milestone payments • Spero to receive tiered low-single digit to low-double digit (if sales exceed $1billion) tiered royalties on net product sales FPFD: first patient first dose. SPA: Special Protocol Assessment 24

SPR206 Direct Acting IV Potentiator

SPR206: Ongoing Clinical Development Lends Potential to Address Significant Unmet Need

- Innovative, investigational IV direct-acting polymyxin antibiotic
- Destabilization of phospholipids and lipopolysaccharides (LPS) present
- Increased permeability, cell membrane disruption, bacterial cell death
- Received FDA Fast Track designation

Current standard of care involves drug combinations that are often associated with nephrotoxicity

Preclinical Studies	SAD/MAD Phase 1 Trial[1]	Bronchoalveolar Lavage Phase 1 Trial[2]	Renal Impairment Phase 1 Trial[3]
Support increased efficacy beyond traditional antibiotics and potential for single agent activity	No evidence of nephrotoxicity at predicted therapeutic dose levels	Well-tolerated and achieved lung exposures consistent with predicted therapeutic levels	Supportive of renal dosing in subsequent trials for patients impacted by differences in renal function
✓	✓	✓	✓

Next Steps: Phase 2 HABP/VABP Proof of Concept Study[4]

SPR206 has Potential to Fulfill Unmet Need for a Well Tolerated, Efficacious Single-Agent Therapeutic Against Carbapenem-Resistant Pathogens

SPERO THERAPEUTICS

HABP: hospital-acquired bacterial pneumonia; MAD: multiple ascending dose; SAD: single ascending dose; VABP: ventilator-associated bacterial pneumonia. 1. Bruss J, et al. Antimicrob Agents Chemother 2021;65:e0073921; 2.Rodvold KA, et al. Antimicrob Agents Chemother 2023;67:e0042623. 3. Bruss JB, et al. Antimicrob Agents Chemother 2023;67:e0050523; 4. Contingent on non-dilutive funding availability.

26

Leadership Team Esther Rajavelu Sath Shukla Chief Financial Officer President and Chief Executive Officer Chief Business Officer • Prior CFO at Spero Therapeutics; Prior CFO at Ziopharm Oncology; VP • Over two decades of life science sector and Global Head of Corporate experience, combining equities Finance at Vertex research, investment banking, strategy • Over 20 years of financial consulting, and M&A. leadership, executing within • Prior CFO at Fulcrum Therapeutics. commercial and clinical companies Senior equity research analyst at UBS, Oppenheimer and Deutsche Bank. Healthcare Investment Banker at Bank of America. Timothy Keutzer James Brady Chief Operating Officer Chief Human Resource Officer • Previously, Spero’s Chief Development • Prior CHRO at uniQure Therapeutics; Officer Vice President, Human Resources at Intarcia Therapeutics • Prior VP Program and Portfolio Management, Cubist • Over 30 years of senior human resources leadership with over 17 • Extensive antibiotic development years in the life science space experience from pre-clinical to approval • Over 30 years in the pharmaceutical industry *Trademarks are properties of their respective owners 27

Thank You